FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of April 1, 2005, by and between GUIDELINE RESEARCH CORP., a New York corporation (the "Company") and a subsidiary of FIND/SVP, INC., a New York corporation ("FIND"), and ROBERT LA TERRA (the "Executive").

      WHEREAS, the Company and the Executive are parties to an Employment Agreement entered into as of April 1, 2003 (the "Employment Agreement"); and

      WHEREAS, the Company, the Executive and FIND now desire to amend and modify certain terms and provisions of the Employment Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Any capitalized term used, but not defined, in this Amendment shall have the meaning given thereto in the Employment Agreement. All section references herein refer to the applicable section of the Employment Agreement.

      2. Section 2 is hereby amended by deleting such Section in its entirety and replacing it with the following new Section 2:

            "Section  2.  Employment   Period.   The  term  of  the  Executive's
      employment by the Company (the "Employment Period") shall continue until the earliest to occur of (i) March 31, 2006 (the "Scheduled Termination Date"), (ii) termination of the Executive's employment in accordance with Sections 6(a), (b) or (c) hereof or (iii) the date of the Executive's death. Subject to earlier termination of this Agreement pursuant to the foregoing clauses (ii) and (iii), the Employment Period shall be extended automatically for successive one-year terms (each such term being an "Extension") unless either the Company or the Executive gives the other party written notice at least sixty (60) days prior to the Scheduled Termination Date or the end of the previous Extension, as applicable, of such party's desire to terminate this Agreement on the Scheduled Termination Date or the applicable Extension, in which case this Agreement will terminate on the Scheduled Termination Date or the date on which the applicable Extension terminates."

      3. Section 3 is hereby amended by (a) adding the following sentence at the end thereof: "Notwithstanding anything in this Agreement to the contrary, unless reasonable business demands or reasonable travel requirements necessitate otherwise as reasonably determined by David Walke and conveyed as such to Executive, Executive shall carry out his duties and responsibilities as President of the Company at the Company's offices at 3 West 35th Street, New York, New York, but shall be permitted to work from his home each Monday per week, it being the intention of the parties that, in no event shall the Executive be deprived of working at home less than 47 business days per annum," and (b) deleting, in each place it occurs in Section 3, the phrase "the CEO of FIND" and by replacing it in each such instance with the phrase "the CEO of FIND and a mutually agreed upon officer of FIND or one of its subsidiaries.

      4. Section 5(a) is hereby amended by (a) deleting the phrase "One Hundred Fifty Thousand Dollars ($150,000.00)" and replacing it with the phrase "Two Hundred Fifty Thousand Dollars ($250,000.00)" and (b) adding the following sentence at the end of such Section 5(a):

            "On the first day of each Extension, if any, the Executive's salary shall increase by four percent (4%) from the Executives salary during the previous Employment Period or Extension, as the case may be, for the part of the Employment Period beginning the first day of such Extension and ending the date that is the one-year anniversary of the first day of such Extension (each such period being an "Extension Period").

      5. Section 5(e) is hereby amended by deleting the dollar figure of "$37,500" and replacing it with "$25,000".

      6. Section 5 is hereby amended by adding the following new paragraph (i):

            "(i) Annual Cash Bonus. In addition to the other compensation set forth in this Section 5, the Executive shall, for each complete year during the Employment Period (including each Extension Period, if any), be entitled to an annual payment in cash (the "Annual Cash Bonus") equal to the amount calculated as set forth on Schedule 5(i) to this Agreement."

      7. Section 6(d)(III) is hereby amended by deleting it in its entirety and replacing it with the following:

            "Notwithstanding anything to the contrary contained in Section 5(d) above or elsewhere in this Agreement, beginning on April 1, 2005, as an irrevocable sign on bonus, the Executive, his spouse and his children shall be covered under FIND's medical plan, with all premiums  payable  by the  Company  or  FIND  (except  as  otherwise provided below), with benefits comparable to the benefits he, his spouse and his children have under their existing family medical plan on the date hereof. The Executive shall be covered under, and the Company or FIND shall pay the premiums with respect to (except as otherwise provided below), such medical plan until the earlier of
            (i) his death or (ii) his coverage in Medicare or any successor government-sponsored eldercare benefit (as such benefit is modified, amended or supplemented from time to time) ("Medicare"), in either case regardless of whether the Executive is employed by the Company during such period. The Executive's spouse shall be covered under, and the Company or FIND shall pay the premiums with respect to (except as otherwise provided below), such medical plan until the earlier of (i) her death or (ii) her coverage in Medicare, in either case regardless of whether the Executive is employed by the Company or has died during such period. Each of the Executive's children shall be covered under, and the Company shall pay the premiums with respect to (except as otherwise provided below), such medical plan until such child has reached such medical plan's age limit for the coverage of dependent children (which is currently 25 years of age), regardless of whether the Executive is employed by the Company or has died during such period. The Executive, on behalf of himself and his wife, hereby agrees that the Executive and his wife will use commercially reasonable efforts to obtain coverage in Medicare as soon as the Executive or his wife is eligible to obtain such coverage. Notwithstanding anything to the contrary above, the aggregate annual amount of all premiums payable by the Company or FIND hereunder shall be limited to $25,000. The cost of the premiums for the aforementioned coverage shall be calculated and be the same as premiums for similar coverage for other full time employees of the Company or FIND, and the Executive, or his wife, shall be required to reimburse the Company or FIND, as the case may be, for yearly premiums above $25,000 upon such notification and documentation from the Company or FIND. Notwithstanding anything to the contrary above, but subject to the annual cost limitations above, in the event that FIND cannot provide the coverage above under its medical plan for any reason whatsoever, the Executive and his spouse and children, as the case may be, shall be provided with coverage comparable to FIND's medical plan on the date hereof."


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

      8. The Employment Agreement is hereby amended by adding a new Schedule 5(i), the text of which is set forth on Exhibit A hereto.

      9. Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect.

      10. This Amendment shall be governed by, and construed in accordance with the laws of the state of New York applicable to contracts executed, and to be fully performed, in such state.

      11. This Amendment may be executed in any number of counterparts and via facsimile, but all such counterparts will together constitute one and the same agreement.

      12. This Amendment shall be effective as of the date first above written which is April 1, 2005.

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

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

COMPANY:                                   EXECUTIVE:

GUIDELINE RESEARCH CORP.

By: /s/ David Walke                        /s/ Robert La Terra
-------------------                        -------------------
    Name:  David Walke                     Robert La Terra
    Title: Vice President

ACCEPTED  AND  AGREED TO WITH  RESPECT TO THE
SPECIFIC  PROVISIONS OF SECTIONS  5(d),  (e),
AND  (g)  AND  6(d)(III)  OF  THE  EMPLOYMENT
AGREEMENT AS AMENDED BY THIS AMDENDMENT:

FIND/SVP, INC.


By:/s/ David Walke
   ------------------------------
   Name: David Walke
   Title: Chief Executive Officer


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